                                                                    EXHIBIT 12.1


                                  VIASAT, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (in thousands, except ratio data)

                                                                                                                Three months
                                                                                                                   ended
                                                              For the years ended March 31,                       June 30,
                                            ----------------------------------------------------------------    ------------
                                              1997          1998          1999          2000          2001          2001
                                            --------      --------      --------      --------      --------    ------------
Fixed Charges :
Interest                                    $    254      $    211      $    250      $    157      $     78      $      5
Interest portion of rental expense (1)           268           389           468           653         1,324           404
                                            --------      --------      --------      --------      --------      --------
                                            $    522      $    600      $    718      $    810      $  1,402      $    409
                                            ========      ========      ========      ========      ========      ========

Earnings:

Pretax income                               $  4,874      $  8,391      $ 10,179      $ 12,377      $ 13,687      $  3,995
Adjustment for subsidiary interest                                                                        76            77
Loss from equity investee                                                                                558           724
Plus fixed charges                               522           600           718           810         1,402           409
                                            --------      --------      --------      --------      --------      --------

                                            $  5,396      $  8,991      $ 10,897      $ 13,187      $ 15,723      $  5,205
                                            ========      ========      ========      ========      ========      ========

Ratio of earnings to fixed charges             10.34         14.99         15.18         16.28         11.21         12.73
                                            ========      ========      ========      ========      ========      ========


(1) Percent of interest in rental expense included in the calculation is a reasonable approximation of the interest factor.